                                                                    EXHIBIT 99.1


         Agreement Regarding Disclosure of Long-Term Debt Instruments

         In reliance upon Item 601(b) (4) (iii) (A), of Regulation S-K, Apartment Investment and Management Company, a Maryland corporation (the "Company") has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2000, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)
(4) (iii) (A), of Regulation S-K, the Company hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.


                                             APARTMENT INVESTMENT AND
                                             MANAGEMENT COMPANY



                                             By: /s/ PETER KOMPANIEZ
                                                --------------------------------
                                                Peter Kompaniez
                                                President